Exhibit 4.2

Certain identified information has been excluded from the exhibit pursuant to Item 601(a)(6) of Regulation S-K. Redacted information is indicated by: ***.

CHARLOTTE’S WEB HOLDINGS, INC.

- and -

ABACUS HEALTH PRODUCTS, INC.

- and -

ODYSSEY TRUST COMPANY

____________________________________________________________________________

SUPPLEMENTAL WARRANT INDENTURE

____________________________________________________________________________

June 11, 2020

Certain identified information has been excluded from the exhibit pursuant to Item 601(a)(6) of Regulation S-K. Redacted information is indicated by: ***.

SUPPLEMENTAL WARRANT INDENTURE

THIS SUPPLEMENTAL WARRANT INDENTURE (the “Indenture”) is dated as of June 11, 2020.

BETWEEN:

CHARLOTTE’S WEB HOLDINGS, INC., a company incorporated under the laws of British Columbia (“Charlotte’s Web”),

- and -

ABACUS HEALTH PRODUCTS, INC., a company incorporated under the laws of the province of Ontario (“Abacus”),

- and -

ODYSSEY TRUST COMPANY, a trust company incorporated under the laws of Alberta and authorized to carry on business in the provinces of Alberta and British Columbia (the “Warrant Agent”)

WHEREAS Abacus entered into a warrant indenture dated as of May 8, 2019 (the “Warrant Indenture”), with Odyssey Trust Company (the “Warrant Agent”) providing for the issuance of up to 1,232,225 Subordinate Voting Share purchase warrants of Abacus (the “Abacus Warrants”), each of which when originally issued was exercisable to acquire one Subordinate Voting Share of Abacus (the “Subordinate Voting Shares”) at an exercise price of $18.00 per Subordinate Voting Share at any time prior to 5:00 p.m. on May 8, 2022;

AND WHEREAS Abacus and Charlotte’s Web are parties to an arrangement agreement dated March 22, 2020 (the “Arrangement Agreement”), pursuant to which they have agreed to implement a plan of arrangement under Section 182 of the Business Corporations Act (Ontario) (the “Arrangement”) substantially in the form set out in Schedule “A” to the Arrangement Agreement, to provide for the acquisition of all of the issued and outstanding shares of Abacus by Charlotte’s Web;

AND WHEREAS under the terms of the Arrangement Agreement, shareholders of Abacus will receive 0.85 of a common share of Charlotte’s Web (the “Common Shares”) for each Subordinate Voting Share held immediately prior to the effective time of the Arrangement (the “Effective Time”);

AND WHEREAS in accordance with the Arrangement, each Abacus Warrant outstanding at the Effective Time will be exchanged with Charlotte’s Web for a warrant of Charlotte’s Web (a “Replacement Warrant”) to purchase that number of Common Shares equal to the product of 0.85 multiplied by the number of Subordinate Voting Shares subject to such Abacus Warrant and at an exercise price per Common Share equal to the exercise price per Subordinate Voting Share subject to such Abacus Warrant immediately prior to the Effective Time divided by 0.85 and rounded up to the nearest whole cent;

AND WHEREAS the Arrangement was approved by the Abacus shareholders at a meeting held June 4, 2020 and by the Ontario Superior Court of Justice (Commercial List) by order granted June 8, 2020, and became effective at 12:01 a.m. (Toronto time) on the date hereof;

Certain identified information has been excluded from the exhibit pursuant to Item 601(a)(6) of Regulation S-K. Redacted information is indicated by: ***.

AND WHEREAS the term to expiry, conditions to and manner of exercise and other terms and conditions of each such Replacement Warrant will be the same as the Abacus Warrant for which it was exchanged, as adjusted to take into account the Arrangement;

AND WHEREAS in accordance with Section 2.16 of the Warrant Indenture, Abacus has delivered a notice in respect of the Arrangement to the Warrant Agent and each of the holders of Abacus Warrants;

AND WHEREAS Charlotte’s Web wishes to, among other things, assume all of the rights, covenants and obligations of Abacus under the Warrant Indenture in accordance with the terms thereof and in accordance with the terms of the Arrangement;

AND WHEREAS the recitals in this Supplemental Warrant Indenture are made as representations and statements of fact by Charlotte’s Web and not by the Warrant Agent;

AND WHEREAS Charlotte’s Web and the Warrant Agent wish to enter into this Supplemental Warrant Indenture to give effect to the necessary amendments to the Warrant Indenture effective as of the Effective Time.

NOW THEREFORE THIS SUPPLEMENTAL WARRANT INDENTURE WITNESSES, and it is hereby covenanted, agreed and declared as follows:

Article 1
INTERPRETATION

1.1	Supplemental Indenture.

This Supplemental Indenture is a Supplemental Indenture within the meaning of the Warrant Indenture. The Warrant Indenture and this Supplemental Indenture will be read together and have effect so far as practicable as though all of the provisions of all such indentures were contained in one instrument. The terms “this Supplemental Indenture”, “this indenture”, “herein”, “hereof”, “hereby”, “hereunder”, and similar expressions, unless the context otherwise specifies or requires, refer to the Warrant Indenture and this Supplemental Indenture and not to any particular Article, section or other portion, and include every instrument supplemental or ancillary to this Supplemental Indenture.

1.2	Definitions.

All terms used but not defined in this Supplemental Indenture have the meanings ascribed to them in the Warrant Indenture, as such meanings may be amended by this Supplemental Indenture.

1.3	Applicable Law.

This Supplemental Indenture shall be construed and enforced in accordance with the laws of the Province of Ontario and federal laws of Canada applicable therein and shall be treated in all respects as an Ontario contract.

Certain identified information has been excluded from the exhibit pursuant to Item 601(a)(6) of Regulation S-K. Redacted information is indicated by: ***.

Article 2
ASSUMPTION OF OBLIGATIONS

2.1	Assumption of Obligations.

Charlotte’s Web hereby covenants and agrees to assume and does assume all of the rights, covenants and obligations of Abacus in and to the Warrant Indenture and all of the covenants and obligations of Abacus under the Warrants as and from the date hereof. Without limiting the generality of the foregoing, from and after the date hereof, the Warrants will be valid and binding obligations of Charlotte’s Web entitling the holders thereof, as against Charlotte’s Web, to all rights of Warrantholders under the Warrant Indenture such that the interests of Warrantholders are not prejudiced negatively by the changes. As the context requires, references to the “Company” in the Warrant Indenture shall be deemed to include references to Charlotte’s Web.

2.2	Release of Abacus

The parties hereby expressly acknowledge and agree that Abacus is released from all of its rights, covenants and obligations under the Warrant Indenture concurrently with Charlotte’s Web’s assumption of obligations in section 2.1 of this Supplemental Warrant Indenture.

Article 3
AMENDMENTS AND ADJUSTMENTS TO THE WARRANT INDENTURE

3.1	Amendments and Adjustments to the Warrant Indenture.

Charlotte’s Web and the Warrant Agent agree that effective as of the Effective Time:

(a)	All references to “Subordinate Voting Shares” of Abacus in the Warrant Indenture shall be deemed to refer to “Common Shares” of Charlotte’s Web.

(b)	The definition of “Exchange Basis” in the Warrant Indenture be and is hereby amended by deleting the current definition and replacing it with the following:

“Exchange Basis” means, at any time, the number of Warrant Shares or other classes of shares or securities or property which a Warrantholder is entitled to receive upon the exercise of the rights attached to the Warrants pursuant to the terms of this Indenture, as the number may be adjusted pursuant to Article 2 hereof, such number being equal to 0.85 of a Warrant Share per Warrant as of the date hereof;

(c)	The definition of “Exercise Price” in the Warrant Indenture be and is hereby amended by deleting the current definition and replacing it with the following:

“Exercise Price” means $21.18 for each Warrant Share, subject to adjustment in accordance with the provisions of Article 2 hereof;

(d)	The definition of “Warrants” in the Warrant Indenture be and is hereby amended by deleting the current definition and replacing it with the following:

“Warrants” means the Common Share purchase warrants of the Company issued and Authenticated hereunder as Uncertificated Warrants or to be issued and countersigned in the form of Warrant Certificates, in either case, entitling the holders thereof to purchase Warrant Shares on the basis of 0.85 of a Warrant Share for each Warrant upon payment of the Exercise Price prior to the Time of Expiry; provided that in each case the number and/or class of securities or property receivable on the exercise of the Warrants may be subject to increase or decrease or change in accordance with the terms and provisions hereof;

Certain identified information has been excluded from the exhibit pursuant to Item 601(a)(6) of Regulation S-K. Redacted information is indicated by: ***.

(e)	The definition of “Warrant Shares” in the Warrant Indenture be and is hereby amended by deleting the current definition and replacing it with the following:

“Warrant Shares” means the Common Shares or, as a result of any adjustment to the subscription rights pursuant to Article 2 hereof, other securities or property issuable upon the exercise of the Warrants;

(f)	Section 9.1(a) of the Warrant Indenture is hereby deleted and replaced with the following:

Unless herein otherwise expressly provided, any notice to be given hereunder to Charlotte’s Web or the Warrant Agent shall be deemed to be validly given if delivered, if sent by registered letter, postage prepaid or if transmitted by facsimile or electronic transmission to the following addresses, facsimile numbers or e-mail addresses:

If to Charlotte’s Web:

Charlotte’s Web Holdings, Inc.
1600 Pearl Street, Suite 300
Boulder, Colorado
80302

Attention:	Deanie Elsner and Russell Hammer
E-mail:	[***] and [***]

with a copy to:

DLA Piper (Canada) LLP

Suite 6000, 1 First Canadian Place

PO Box 367, 100 King Street West

Toronto, Ontario

M5X 1E2

Attention:	Russel Drew and Jarrod Isfeld
E-mail:	russel.drew@dlapiper.com and jarrod.isfeld@dlapiper.com

(g)	Any document previously evidencing an Abacus Warrant shall hereafter evidence and be deemed to evidence such Replacement Warrant and no certificates evidencing the Replacement Warrants shall be issued, other than upon the request of a Warrantholder in accordance with the terms of the Warrant Indenture.

(h)	The form of certificate for the Abacus Warrants shall be replaced with the form of certificate for the Replacement Warrants substantially as set out in Schedule “A” attached hereto, with such insertions, omissions, substitutions or other variations as shall be required or permitted by the Warrant Indenture, and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of the Warrant Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto or with any rules or regulations of any securities exchange or securities regulatory authority or to conform with general usage, all as may be determined by the directors or officers of Charlotte’s Web executing such Replacement Warrants, in accordance with the Warrant Indenture.

Certain identified information has been excluded from the exhibit pursuant to Item 601(a)(6) of Regulation S-K. Redacted information is indicated by: ***.

Article 4
MISCELLANEOUS

4.1	Confirmation.

The provisions of the Warrant Indenture and Warrants remain in full force and effect and are hereby confirmed, unamended.

4.2	Further Assurances.

The parties shall, with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Supplemental Warrant Indenture, and each party shall provide such further documents or instruments required by the other party as may be reasonably necessary or desirable to effect the purpose of this Supplemental Warrant Indenture and carry out its provisions.

4.3	Counterparts.

This Supplemental Indenture may be executed in several counterparts, each of which so executed will be deemed to be an original and such counterparts together will constitute one and the same instrument.

[Remainder of the page left blank]

IN WITNESS WHEREOF the parties hereto have executed this Supplemental Warrant Indenture under the hands of their proper officers in that behalf as of the date first written above.

CHARLOTTE’S WEB HOLDINGS, INC.

Per:
Name:
Title:

ABACUS HEALTH PRODUCTS, INC.

Per:
Name:
Title:

ODYSSEY TRUST COMPANY

Per:
Authorized Signatory

Per:
Authorized Signatory

[Signature Page to Supplemental Warrant Indenture.]

Certain identified information has been excluded from the exhibit pursuant to Item 601(a)(6) of Regulation S-K. Redacted information is indicated by: ***.

SCHEDULE “A”

FORM OF WARRANT CERTIFICATE

WARRANTS TO PURCHASE COMMON

SHARES OF CHARLOTTE’S WEB HOLDINGS, INC.

(a company existing pursuant to the laws of British Columbia)

CUSIP No. •

ISIN No. •

Warrant Certificate Number: •	Representing • Warrants to purchase • Common Shares

THIS CERTIFIES that, for value received, the registered holder hereof, • (the “holder”) is entitled at any time at or before the Expiry Time (as defined below) to acquire 0.85 of a common share (each one whole common share, a “Common Share”) of Charlotte’s Web Holdings, Inc. (the “Company”), per Warrant (subject to adjustment in certain events), by surrendering to Odyssey Trust Company (the “Warrant Agent”) at its principal office in Calgary, Alberta, this Warrant Certificate with the duly completed and executed Exercise Form endorsed on the back of this Warrant Certificate, and accompanied by payment of $21.18 per Common Share (the “Warrant Exercise Price”) by certified cheque, bank draft or money order in lawful money of Canada payable to, or to the order of, the Company at par at the above-mentioned office of the Warrant Agent. The holder of this Warrant Certificate may purchase less than the number of Common Shares which he is entitled to purchase on the exercise of the Warrants represented by this Warrant Certificate, in which event a new Warrant Certificate representing the Warrants not then exercised will be issued to the holder.

The Warrants evidenced under this Warrant Certificate are exercisable on or before 5:00 p.m. (Toronto time) on May 8, 2022 (the “Expiry Time”). After the Expiry Time, the Warrants evidenced hereby shall be deemed to be void and of no further force or effect.

This Warrant Certificate represents Warrants of the Company issued or issuable under the provisions of a warrant indenture dated as of May 8, 2019 (which indenture together with all other instruments supplemental or ancillary thereto is herein referred to as the “Warrant Indenture”), between the Company and the Warrant Agent, as may be amended from time to time, which contains particulars of the rights of the holders of the Warrants and the Company and of the Warrant Agent in respect thereof and the terms and conditions upon which the Warrants are issued and held, all to the same effect as if the provisions of the Warrant Indenture were herein set forth, to all of which the holder of this Warrant Certificate by acceptance hereof assents. Unless otherwise defined herein, all capitalized terms shall have the meanings ascribed to them in the Warrant Indenture. A copy of the Warrant Indenture can be requested by contacting the Warrant Agent. In the event of any conflict between the provisions contained in this Warrant Certificate and the provisions of the Warrant Indenture, the provisions of the Warrant Indenture shall prevail.

Certain identified information has been excluded from the exhibit pursuant to Item 601(a)(6) of Regulation S-K. Redacted information is indicated by: ***.

Upon acceptance hereof, the holder hereof hereby expressly waives the right to receive any fractional Common Shares upon the exercise hereof in full or in part and further waives the right to receive any cash or other consideration in lieu thereof. The Warrants represented by this Warrant Certificate shall be deemed to have been surrendered, and payment by certified cheque, bank draft or money order shall be deemed to have been made only upon personal delivery thereof or, if sent by post or other means of transmission, upon actual receipt thereof by the Warrant Agent at its office in the City of Calgary, Alberta.

Upon due exercise of the Warrants represented by this Warrant Certificate and payment of the Warrant Exercise Price, the Company shall cause to be issued to the person(s) in whose name(s) the Common Shares have been so subscribed for, the number of Common Shares to be issued to such person(s) (provided that if the Common Shares are to be issued to a person other than the registered holder of this Warrant Certificate, the holder’s signature on the Exercise Form herein shall be guaranteed by a Schedule I Canadian chartered bank or by a medallion signature guarantee from a member of a recognized Signature Medallion Guarantee Program), and the holder shall pay to the Company or the Warrant Agent all applicable taxes and the Company shall not be required to issue or deliver certificates evidencing the Common Shares unless or until the holder shall have paid the Company or the Warrant Agent the amount of such tax (or shall have satisfied the Company that such tax has been paid or that no tax is due), and such person(s) shall become a holder in respect of such Common Shares with effect from the date of such exercise, and upon due surrender of this Warrant Certificate, the Transfer Agent shall issue a certificate(s) representing such Common Shares to be issued within five Business Days after the exercise of the Warrants (or portion thereof) represented hereby.

Neither the Warrants represented by this Warrant Certificate nor the Common Shares issuable upon exercise hereof have been or will be registered under the U.S. Securities Act or any state securities laws. The Warrants represented by this Warrant Certificate may not be exercised within the United States or by, or for the account or benefit of, a U.S. Person (as defined by Regulation S under the U.S. Securities Act) or a person within the United States unless registered under the U.S. Securities Act and any applicable state securities laws or unless an exemption from such registration is available.

The holder acknowledges that the Warrants represented by this Warrant Certificate and the Common Shares issuable upon exercise hereof may be offered, sold or otherwise transferred only in compliance with all applicable securities laws.

No transfer of any Warrant will be valid unless entered on the register of transfers, upon surrender to the Warrant Agent of the Warrant Certificate evidencing such Warrant, duly endorsed by, or accompanied by a transfer form or other written instrument of transfer in form satisfactory to the Warrant Agent executed by the registered holder or his executors, administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Warrant Agent. Subject to the provisions of the Warrant Indenture and upon compliance with the reasonable requirements of the Warrant Agent, Warrant Certificates may be exchanged for Warrants Certificates entitling the holder thereof to acquire 0.85 of a Common Share per Warrant, subject to adjustment as provided for in the Warrant Indenture. The Company and the Warrant Agent may treat the registered holder of this Warrant Certificate for all purposes as the absolute owner hereof. The holding of the Warrants represented by this Warrant Certificate shall not constitute the holder hereof a holder of Common Shares nor entitle him to any right or interest in respect thereof except as herein and in the Warrant Indenture expressly provided.

Certain identified information has been excluded from the exhibit pursuant to Item 601(a)(6) of Regulation S-K. Redacted information is indicated by: ***.

The Warrant Indenture provides for adjustment in the number of Common Shares to be delivered upon exercise of the right of purchase hereby granted and to the Warrant Exercise Price in certain events therein set forth.

The Warrant Indenture contains provisions making binding upon all holders of Warrants outstanding thereunder resolutions passed at meetings of such holders held in accordance with such provisions and instruments in writing signed by the Warrantholders entitled to acquire upon the exercise of the Warrants a specified percentage of the Common Shares.

The Warrants and the Warrant Indenture shall be governed by and performed, construed and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein and shall be treated in all respects as Ontario contracts. Time shall be of the essence hereof and of the Warrant Indenture.

The Company may from time to time at any time prior to the Expiry Time purchase any of the Warrants by private agreement or otherwise.

This Warrant Certificate shall not be valid for any purpose until it has been certified by or on behalf of the Warrant Agent for the time being under the Warrant Indenture.

All dollar amounts herein are expressed in the lawful money of Canada.

[Signature page follows.]

Certain identified information has been excluded from the exhibit pursuant to Item 601(a)(6) of Regulation S-K. Redacted information is indicated by: ***.

IN WITNESS WHEREOF the Company has caused this Warrant Certificate to be signed by its duly authorized officer as of this ____ day of ___________, 20__.

CHARLOTTE’S WEB HOLDINGS, INC.

By:
Name: •
Title: Authorized Signatory

ODYSSEY TRUST COMPANY

By:
Name: •
Title: Authorized Signatory

Certain identified information has been excluded from the exhibit pursuant to Item 601(a)(6) of Regulation S-K. Redacted information is indicated by: ***.

EXERCISE FORM

TO:	CHARLOTTE’S WEB HOLDINGS, INC.

c/o Odyssey Trust Company

Suite 350

300 5th Avenue SW

Calgary, Alberta T2P 3C4

The undersigned holder of the within Warrants hereby irrevocably exercises the right of such holder to be issued and hereby subscribes for ___________ Common Shares of Charlotte’s Web Holdings, Inc. (the “Company”) at the Warrant Exercise Price referred to in the attached Warrant Certificate on the terms and conditions set forth in such certificate and the Warrant Indenture and encloses herewith a certified cheque, bank draft or money order payable at par in the City of Calgary, in the Province of Alberta to the order of the Company in payment in full of the subscription price of the Common Shares hereby subscribed for.

Unless otherwise defined herein, all capitalized terms shall have the meanings ascribed to them in the warrant dated May 8, 2019 (which indenture together with all other instruments supplemental or ancillary thereto is herein referred to as the “Warrant Indenture”), between the Company and the Warrant Agent, as may be amended from time to time.

(Please check the ONE box applicable):

~	1.	The undersigned certifies that it (i) is not in the United States and is not a “U.S. Person”, within the meaning of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), (ii) is not exercising this Warrant for the account or benefit of any U.S. Person or person in the United States, (iii) did not execute or deliver this Exercise Form within the United States and (iv) has in all other aspects complied with the terms of Regulation S under the U.S. Securities Act.

~	2.	The undersigned certifies that (i) it is the original U.S. Purchaser, (ii) it purchased the Warrant directly from the Company pursuant to a duly executed qualified institutional buyer letter (“QIB Letter”) for the purchase of Warrants; (iii) it is exercising the Warrant solely for its own account or for the account of the original beneficial purchaser, if any; (iv) each of it and any beneficial purchaser was on the date the Warrants were purchased from the Company, and is on the date of exercise of the Warrant, a “qualified institutional buyer” as defined under Rule 144A under the U.S. Securities Act; and (v) all the representations, warranties and covenants set forth in the QIB Letter (including any required certifications set forth therein) made by the undersigned for the purchase of Warrants from the Company continue to be true and correct as if duly executed as of the date hereof.

~	3.	The undersigned is delivering a written opinion of United States legal counsel or evidence satisfactory to the Company to the effect that the Warrant and the Common Shares to be delivered upon exercise hereof have been registered under the U.S. Securities Act or are exempt from the registration requirements of the U.S. Securities Act and applicable state securities laws. It is understood that Common Shares to be issued in connection with this Box 3 will be issued in certificated form and will bear a legend substantially to the following effect:

Certain identified information has been excluded from the exhibit pursuant to Item 601(a)(6) of Regulation S-K. Redacted information is indicated by: ***.

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING OR OTHERWISE HOLDING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY (i) RULE 144 OR (ii) 144A UNDER THE 1933 ACT, IF AVAILABLE, AND IN COMPLIANCE WITH APPLICABLE U.S. STATE SECURITIES LAWS, (D) IN COMPLIANCE WITH ANOTHER EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS, OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C)(i) OR (D) ABOVE, A LEGAL OPINION REASONABLY SATISFACTORY TO THE COMPANY MUST FIRST BE PROVIDED TO THE COMPANY AND THE COMPANY’S TRANSFER AGENT TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

It is understood that the Company may require evidence to verify the foregoing representations.

The undersigned hereby directs that the said Common Shares be issued as follows:

NAME(S) IN FULL	ADDRESS(ES)	NUMBER OF COMMON SHARES

Please print full name in which certificates representing the Common Shares are to be issued. If any Common Shares are to be issued to a person or persons other than the registered holder, the registered holder must pay to the Warrant Agent all eligible transfer taxes or other government charges, if any, and the Transfer Form must be duly executed.

Certain identified information has been excluded from the exhibit pursuant to Item 601(a)(6) of Regulation S-K. Redacted information is indicated by: ***.

Once completed and executed, this Exercise Form must be mailed or delivered to Odyssey Trust Company, c/o Corporate Trust.

DATED this________ day of_________,_____.

)
)
)
)
)
Witness	)	Signature of Warrantholder
)
)
)
	)	Name of Registered Warrantholder

[ ]	Please check this box if the securities are to be delivered at the office where these Warrants are surrendered, failing which the securities will be mailed.

NOTES:

1.	Certificates will not be registered or delivered to an address in the United States unless Box 2 or Box 3 above is checked.

2.	If Box 3 above is checked, holders are encouraged to contact the Company in advance to determine that the legal opinion or evidence tendered in connection with exercise will be satisfactory in form and substance to the Company.

Certain identified information has been excluded from the exhibit pursuant to Item 601(a)(6) of Regulation S-K. Redacted information is indicated by: ***.

TRANSFER FORM

TO:	CHARLOTTE’S WEB HOLDINGS, INC.

c/o Odyssey Trust Company

Suite 350

300 5th Avenue SW

Calgary, Alberta T2P 3C4

FOR VALUE RECEIVED, the undersigned transferor hereby sells, assigns and transfers unto

(Transferee)

(Address)

(Social Insurance Number)

____________________________ of the Warrants registered in the name of the undersigned transferor represented by the Warrant Certificate.

THE UNDERSIGNED TRANSFEROR HEREBY CERTIFIES AND DECLARES that the Warrants are not being offered, sold or transferred to, or for the account or benefit of, a U.S. Person (as defined in Regulation S under the U.S. Securities Act of 1933, as amended) or a person within the United States unless registered under the U.S. Securities Act and any applicable state securities laws.

DATED this day of	,	.
SPACE FOR GUARANTEES OF	)
SIGNATURES (BELOW))
)
)
)
)
)
Guarantor’s Signature/Stamp	)	Signature of Transferor
)
)
)
	)	Name of Transferor

Certain identified information has been excluded from the exhibit pursuant to Item 601(a)(6) of Regulation S-K. Redacted information is indicated by: ***.

REASON FOR TRANSFER – For US Residents only (where the individual(s) or corporation receiving the securities is a US resident). Please select only one (see instructions below).

☐ Gift	☐ Estate	☐ Private Sale	☐ Other (or no change in ownership)

Date of Event (Date of gift, death or sale): _________________________________________________________________________________________

Value per Warrant on the date of event:___________________________________________________________________________________________

NOTES:

1.	The signature to this transfer must correspond with the name as recorded on the Warrants in every particular without alteration or enlargement or any change whatever. The signature of the person executing this transfer must be guaranteed by a Schedule I Canadian chartered bank, or by a medallion signature guarantee from a member of a recognized Signature Medallion Guarantee Program.

2.	Warrants shall only be transferable in accordance with the warrant indenture dated May 8, 2019, together with all other instruments supplemental or ancillary thereto, between Charlotte’s Web Holdings, Inc. and Odyssey Trust Company (the “Warrant Indenture”), applicable laws and the rules and policies of any applicable stock exchange.

CERTAIN REQUIREMENTS RELATING TO TRANSFERS – READ CAREFULLY

The signature(s) of the transferor(s) must correspond with the name(s) as written upon the face of this certificate(s), in every particular, without alteration or enlargement, or any change whatsoever. All securityholders or a legally authorized representative must sign this form. The signature(s) on this form must be guaranteed in accordance with the transfer agent’s then current guidelines and requirements at the time of transfer. Notarized or witnessed signatures are not acceptable as guaranteed signatures. As at the time of closing, you may choose one of the following methods (although subject to change in accordance with industry practice and standards):

~	Canada and the USA: A Medallion Signature Guarantee obtained from a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, NYSE, MSP). Many commercial banks, savings banks, credit unions, and all broker dealers participate in a Medallion Signature Guarantee Program. The Guarantor must affix a stamp bearing the actual words “Medallion Guaranteed”, with the correct prefix covering the face value of the certificate.

~	Canada: A Signature Guarantee obtained from an authorized officer of the Royal Bank of Canada, Scotia Bank or TD Canada Trust. The Guarantor must affix a stamp bearing the actual words “Signature Guaranteed”, sign and print their full name and alpha numeric signing number. Signature Guarantees are not accepted from Treasury Branches, Credit Unions or Caisse Populaires unless they are members of a Medallion Signature Guarantee Program. For corporate holders, corporate signing resolutions, including certificate of incumbency, are also required to accompany the transfer, unless there is a “Signature & Authority to Sign Guarantee” Stamp affixed to the transfer (as opposed to a “Signature Guaranteed” Stamp) obtained from an authorized officer of the Royal Bank of Canada, Scotia Bank or TD Canada Trust or a Medallion Signature Guarantee with the correct prefix covering the face value of the certificate.

~	Outside North America: For holders located outside North America, present the certificates(s) and/or document(s) that require a guarantee to a local financial institution that has a corresponding Canadian or American affiliate which is a member of an acceptable Medallion Signature Guarantee Program. The corresponding affiliate will arrange for the signature to be over-guaranteed.

OR

The signature(s) of the transferor(s) must correspond with the name(s) as written upon the face of this certificate(s), in every particular, without alteration or enlargement, or any change whatsoever. The signature(s) on this form must be guaranteed by an authorized officer of Royal Bank of Canada, Scotia Bank or TD Canada Trust whose sample signature(s) are on file with the transfer agent, or by a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, NYSE, MSP). Notarized or witnessed signatures are not acceptable as guaranteed signatures. The Guarantor must affix a stamp bearing the actual words: “SIGNATURE GUARANTEED”, “MEDALLION GUARANTEED” OR “SIGNATURE & AUTHORITY TO SIGN GUARANTEE”, all in accordance with the transfer agent’s then current guidelines and requirements at the time of transfer. For corporate holders, corporate signing resolutions, including certificate of incumbency, will also be required to accompany the transfer unless there is a “SIGNATURE & AUTHORITY TO SIGN GUARANTEE” Stamp affixed to the Form of Transfer obtained from an authorized officer of the Royal Bank of Canada, Scotia Bank or TD Canada Trust or a “MEDALLION GUARANTEED” Stamp affixed to the Form of Transfer, with the correct prefix covering the face value of the certificate.

REASON FOR TRANSFER – FOR US RESIDENTS ONLY

Consistent with US IRS regulations, Odyssey Trust Company is required to request cost basis information from US securityholders. Please indicate the reason for requesting the transfer as well as the date of event relating to the reason. The event date is not the day in which the transfer is finalized, but rather the date of the event which led to the transfer request (i.e. date of gift, date of death of the securityholder, or the date the private sale took place).